THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE STOCK

Corporation:              BioStar, Inc.
Number of Shares:         See below
Class of Stock:           See below
Initial Exercise Price:   See below
Issue Date:               May 1, 1997
Expiration Date:          April 30, 2002



    THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, VENTURE LENDING, a division of Cupertino National Bank & Trust ("HOLDER") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "SHARES") of the corporation (the "COMPANY") at the initial exercise price per Share (the "WARRANT PRICE") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant. The Shares shall be of the class issued, and the Warrant Price shall be equal to the price at which the Company issues such shares, in the next sale of its equity securities in which the Company receives net proceeds of not less than $3,000,000 (the "EQUITY EVENT"). The number of Shares to be issued under this Warrant shall be equal to the Coverage Amount specified below divided by the Warrant Price. The Coverage Amount shall be based upon the date that Borrower repays in full the Advances outstanding under the Bridge Facility, as defined in the Loan and Security Agreement between Holder and Company as follows:

Loan Termination occurs in:                             Coverage Amount
---------------------------                             ---------------
April, May, June 1997                                          $330,000
July 1997                                                      $360,000
August 1997                                                    $433,333
September 1997                                                 $494,118
October 1997                                                   $562,500

Notwithstanding the foregoing, if the Equity Event does not occur by October 30, 1997, this Warrant shall be for 321,429 shares of Series E Preferred Stock, and the Warrant Price shall be $1.75, provided that if any amount is outstanding under the Bridge Facility on November 10, 1997, the Warrant Price thereafter shall be $1.40.

                                   ARTICLE 1

                                    EXERCISE

    1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

    1.2  CONVERSION RIGHT.  In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

    1.3 NO RIGHTS SHAREHOLDER. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

    1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

    1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

    1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.





                                     2.

    1.7  REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

         1.7.1 ACQUISITION. For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

         1.7.2 NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2, and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

         1.7.3 PURCHASE RIGHT. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero. Notwithstanding any other provisions of this Warrant, if an Acquisition occurs on or before October 30, 1997, as a condition to the consummation of such Acquisition, Company shall repurchase, this Warrant from Bank for One Hundred Fifty Thousand Dollars ($150,000) in cash.

         1.7.4 PUBLIC OFFERING. For purposes of this Warrant, a "Public Offering" means the sale of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, for an underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms), which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company of more than $7,500,000. Immediately prior to the closing of any Public Offering, any portion of this Warrant then not exercised or exercisable will be for the number of shares of the Company's Common Stock that would have resulted from the conversion, pursuant to the Company's Articles of Incorporation as of the Public Offering of the maximum number of shares of Preferred Stock that could have been acquired by the Holder upon the exercise of the unexpired portion of this Warrant immediately prior to such Public Offering.

                                   ARTICLE 2



                           ADJUSTMENTS TO THE SHARES

    2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive,





                                       3.

without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

    2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

    2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

    2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit A).

    2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this
Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

    2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the





                                       4.

Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

    2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

                                   ARTICLE 3

                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

    3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

         (a) The initial Warrant Price referenced on the first page of this Warrant is equal to the price per share at which the Shares will be issued in the Equity Event.

         (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

    3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining right to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

    3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices





                                       5.

or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual financial statements of the Company.

    3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights granted to the purchasers in the Equity Event or, if this Warrant is for Series A Preferred Stock, then the registration rights held by the purchasers of Series A Preferred Stock.

                                   ARTICLE 4

                                 MISCELLANEOUS

    4.1 TERM; NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

    4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

    4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

    4.4 TRANSFER PROCEDURE. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the





                                       6.

securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

    4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

    4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

    4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

    4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.



                                         COMPANY:

                                         BIOSTAR, INC.


                                          By:    /s/ Teresa W. Ayers
                                             -----------------------------------

                                          Title: President/CEO
                                                --------------------------------




                                       7.

                                   APPENDIX 1

                               NOTICE OF EXERCISE

    1. The undersigned hereby elects to purchase __________ shares of the Common/Series __________ Preferred [STRIKE ONE] Stock of __________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

    1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [STRIKE ONE] in the manner specified in the Warrant. This conversion is exercised with respect to ______________ of the Shares covered by the Warrant.

    [STRIKE PARAGRAPH THAT DOES NOT APPLY.]

    2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                                          ------------------------
                                                   (Name)

                                          ------------------------

                                          ------------------------
                                                  (Address)

    3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                          --------------------------------------
                                          (Signature)

------------------
(Date)

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE

                              _______________, ___



(Name of Holder)

(Address of Holder)

Attn:  Chief Financial Officer

Dear:_______________

    This is to advise you that the Warrant issued to you described below will expire on _______________, 19___.

    Issuer:

    Issue Date:

    Class of Security Issuable:

    Exercise Price per Share:

    Number of Shares Issuable:

    Procedure for Exercise:


    Please contact [NAME OF CONTACT PERSON AT (PHONE NUMBER)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

                                          --------------------------------------
                                          (Name of Issuer)

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                   EXHIBIT A
                            ANTI-DILUTION PROVISIONS
                  (FOR PREFERRED STOCK WARRANTS WITH EXISTING
                           ANTI-DILUTION PROTECTION)



    In the event of the issuance (a "DILUTING ISSUANCE") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions (the "PROVISIONS") of the Company's Articles of Incorporation which apply to Diluting Issuances with respect to the class or series of the Company's stock for which this Warrant is exercisable.